Exhibit 2.16

B574800.1
                                    EXHIBIT C
                                    ---------
                                                                       Conformed
                                                                       ---------
B584547.1
_
__







                           LIQUIDATING TRUST AGREEMENT


                            Dated as of July 18, 2002

  Pursuant to the Revised Stipulation of Settlement dated as of January 29, 2002
   IN RE Rosenblum, et al. v. Equis Financial Group Limited Partnership, et al.,
         ----------------------------------------------------------------------
  Case No. 98-8030, as approved by Order of the United States District Court for the Southern District of Florida



                                  by and among



                AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP

                             individually as Grantor



                                       and



                            WILMINGTON TRUST COMPANY,

                                 as the Trustee








_
__
iv
B584547.1
                                TABLE OF CONTENTS
ARTICLE  I:  NAME  AND  DEFINITIONS     2
1.1     Name     2
1.2     Certain  Terms  Defined     2
ARTICLE  II:  NATURE  OF  TRANSFER     3
2.1     Purpose  of  Trust     3
2.2     Prohibited  Activities     4
2.3     No  Reversion  to  the  Partnerships     5
2.4     Payment  of  Liabilities     5
2.5     Bill  of  Sale,  Assignment,  Acceptance  and  Assumption  Agreement;
Instruments  of  Further  Assurance     5
2.6     Incidents  of  Ownership     5
2.7     Notice  to  Unlocated  Holders  of  Partnership  Units     5
ARTICLE  III:  BENEFICIARIES     5
3.1     Beneficial  Interests     5
3.2     Rights  of  Beneficiaries     6
3.3     No  Transfer  of  Interests  of  Beneficiaries     7
3.4     Trustee  as  Beneficiary     7
ARTICLE  IV:  DURATION  AND  TERMINATION  OF  TRUST     7
4.1     Duration     7
4.2     Other  Obligations  of  the  Trustee  upon  Termination     7
ARTICLE  V:  ADMINISTRATION  OF  TRUST  ASSETS     8
5.1     Sale  of  Trust  Assets     8
5.2     Transactions  with  Related  Persons     8
5.3     Payment  of  Claims,  Expenses  and  Liabilities     8
5.4     Interim  Distributions     8
5.5     Final  Distribution     8
5.6     Reports  to  Beneficiaries  and  Others     9
5.7     Federal  Income  Tax  Information     9
5.8     Employment  of  Manager     9
ARTICLE  VI:  POWERS  OF  AND  LIMITATIONS  ON  THE  TRUSTEES     9
6.1     Limitations  on  Trustee     9
6.2     Specific  Powers  of  the  Trustee     9
ARTICLE  VII:  CONCERNING  THE  TRUSTEES,  EMPLOYEES  AND  AGENTS     9
7.1     Generally     9
7.2     Reliance  by  Trustee     9
7.3     Limitation  on  Liability  to  Third  Persons     9
7.4     Recitals     9
7.5     Indemnification     9
7.6     Rights of Trustees, Employees, Independent Contractors and Agents to Own
Trust  Units  or  Other  Property  and  to  Engage  in  Other  Business     9
7.7     Contribution  Back     9
ARTICLE  VIII:  PROTECTION  OF  PERSONS  DEALING  WITH  THE  TRUSTEE     9
8.1     Action  by  Trustee     9
8.2     Reliance  on  Statements  by  the  Trustee     9
ARTICLE  IX:  COMPENSATION  OF  TRUSTEE     9
9.1     Amount  of  Compensation     9
9.2     Dates  of  Payment     9
9.3     Expenses     9
ARTICLE  X:  THE  TRUSTEE  AND  SUCCESSOR  TRUSTEE     9
10.1     Number  and  Qualification  of  Trustees     9
10.2     Resignation  and  Removal     9
10.3     Appointment  of  Successor     9
10.4     Acceptance  of  Appointment  by  Successor  Trustee     9
10.5     Bonds     9
ARTICLE  XI:  CONCERNING  THE  BENEFICIARIES     9
11.1     Evidence  of  Action  by  Beneficiaries     9
11.2     Limitation  on  Suits  by  Beneficiaries     9
11.3     Requirement  of  Undertaking     9
ARTICLE  XII:  MEETING  OF  BENEFICIARIES     9
12.1     Purpose  of  Meetings     9
12.2     Meeting  Called  by  Trustee     9
12.3     Meeting  Called  on  Request  of  Beneficiaries     9
12.4     Persons  Entitled  to  Vote  at  Meeting  of  Beneficiaries     9
12.5     Quorum     9
12.6     Adjournment  of  Meeting     9
12.7     Conduct  of  Meetings     9
12.8     Record  of  Meeting     9
ARTICLE  XIII:  AMENDMENTS     9
13.1     Consent  of  Beneficiaries     9
13.2     Notice  and  Effect  of  Amendment     9
13.3     Trustee's  Declining  to  Execute  Documents     9
ARTICLE  XIV:  MISCELLANEOUS  PROVISIONS     9
14.1     Filing  Documents     9
14.2     Intention  of  Parties  to  Establish  Trust     9
14.3     Beneficiaries  Have  No  Rights or Privileges as Holders of Partnership
Units     9
14.4     Laws  as  to  Construction     9
14.5     Severability     9
14.6     Notices     9
14.7     Counterparts.     9

25
B584547.1

                           LIQUIDATING TRUST AGREEMENT


     This LIQUIDATING TRUST AGREEMENT (this "Agreement"), dated as of July 18, 2002 (the "Effective Date"), by and among AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP (the "Partnership") and WILMINGTON TRUST COMPANY, a Delaware banking corporation as Trustee (the "Trustee").

     WHEREAS, the Partnership is a nominal defendant, with ten affiliated limited partnerships (the "Affiliated Partnerships"; together with the Partnership, the "Partnerships") in an action filed on January 15, 1998 in the United States District Court for the Southern District of Florida (the "Court") entitled Leonard Rosenblum, et al. v. Equis Financial Group Limited Partnership,
         -----------------------------------------------------------------------
et  al.;  and
-------

     WHEREAS, AFG Leasing IV Incorporated, General Partner (the "General Partner" and, together with the General Partners of the Affiliated Partnerships, the "General Partners") and the other Defendants (as defined therein) have agreed with the Plaintiffs in such action to settle the claims made in such action pursuant to the terms of that certain Revised Stipulation of Settlement dated as of January 29, 2002 (the "Settlement Agreement"), a copy of which is attached hereto as Exhibit A; and
                      ----------

     WHEREAS, the terms of the settlement set forth in the Settlement Agreement have been approved by the Court, pursuant to a Final Judgment and Order dated June 12, 2002 (the "Order"); and

     WHEREAS, the terms of the Settlement Agreement provide that each of the Partnerships dissolve and begin liquidating their assets on or before the date that is thirty (30) days following the date on which the Order becomes final, binding and non-appealable; and

     WHEREAS, upon dissolution, the General Partners (or their successors) (i) shall cause the cancellation of each Partnership's Certificate of Limited Partnership, (ii) shall apply and distribute all cash and proceeds in accordance with the provisions set forth in each Partnership's limited partnership agreement, and, after reserving cash amounts for any contingent or existing sales, use and property tax or other types of liabilities that are reasonably estimated for each Partnership (the "Cash Reserves"), which such reserves shall be maintained in a separate account for each of the Partnerships (the "Cash Reserve Accounts") held by the Trustee in the respective Partnership's liquidating trust (as defined below) to be utilized to satisfy such contingent liabilities with the residue distributed to the Beneficiaries as directed by the General Partner of such Partnerships (or their successors) and (iii) liquidate the assets of the Partnerships; and

     WHEREAS, pursuant to the terms of the Settlement Agreement, all cash including the Cash Reserves and all right, title and interest in and to all other assets of each of the Partnerships that could not be sold for cash prior to the dissolution of such Partnership (the "Retained Assets") shall be placed in a separate liquidating trust, each identified individually by each Partnership's name as a prefix to "Liquidating Trust," for the benefit of the Beneficiaries (as hereinafter defined), with an independent, nationally-recognized financial institution as its trustee; and

     WHEREAS, the General Partner, on behalf of the Partnership, wishes to engage the Trustee as the trustee of the American Income Partners V-B Limited Partnership Liquidating Trust (referred to hereafter as the "Trust"), and the Trustee wishes to accept such engagement, each on the terms set forth in and in accordance with this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the Partnership hereby agrees to grant, release, assign, convey and deliver unto the Trustee for the benefit of the Beneficiaries (as hereinafter defined), all of the right, title and interest of the Partnership in and to the Retained Assets for the uses and purposes stated herein on the Effective Date, subject to the terms and provisions set out below, and the Trustee hereby agrees to accept such Retained Assets and such Trust, subject to the following terms and provisions:

                                    ARTICLE I
                NAME AND DEFINITIONSARTICLE INAME AND DEFINITIONS

     1.1     Name1.1     Name.  This Trust shall be known as the American Income
             ----
Partners  V-B  Limited  Partnership  Liquidating  Trust.

     1.2     Certain  Terms  Defined1.2     Certain  Terms  Defined.  For  all
             -----------------------
purposes  of  this  instrument,  unless  the  context  otherwise  requires:

     (a) "AFFILIATED PERSON" shall mean a Person (i) who in his individual capacity is a director, trustee, officer, partner or employee of the Manager or of a Person who controls, is controlled by or is under common control with the Manager or (ii) who controls, is controlled by or is under common control with the Manager.

     (b) "AGREEMENT" shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(c) "BENEFICIAL INTEREST" shall mean each Beneficiary's proportionate share of the Trust Assets in the Trust determined by the ratio of the number of Partnership Units held by the Initial Beneficiary on the close of business on the Record Date in the Partnership over the total number of Partnership Units existing on such Record Date in the Partnership and thereafter each Beneficiary's proportional beneficial interest in the Partnership's Trust represented by Trust Units.

(d) "BENEFICIARIES" shall mean the holders from time to time on or after the Record Date, including the Initial Beneficiaries and the Subsequent Beneficiaries.

(e)     "INITIAL  BENEFICIARIES"  shall mean the initial holders of Trust Units.

(f) "LIQUIDATING TRUST" shall mean the liquidating trust maintained by the Trustee holding the Trust Assets of the Partnership, identified as the "American Income Partners V-B Limited Partnership Liquidating Trust"; also referred to herein as the "Trust."

(g) "MANAGER" shall mean such Person or Persons who have been employed by, or who have contracted with, the Trustee to assist in the management of the Trust.

     (h) "PARTNERSHIP UNITS" shall mean the limited partnership units in the Partnership held by each of the Beneficiaries as of the Record Date.

(i) "PERSON" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(j) "RECORD DATE" shall mean the date selected by the Grantors for determination of the holders of Partnership Units entitled to become Beneficiaries.

(k) "SUBSEQUENT BENEFICIARIES" shall mean Beneficiaries as reflected on the books and records of the Trust from time to time after the Effective Date, other than the Initial Beneficiaries.

(l) "TRUST" shall mean the Trust created by this Agreement; "TRUSTS" shall mean this Trust and the other Trusts established by similar Liquidating Trust Agreements of even date herewith.

(m) "TRUST ASSETS" shall mean all the property held from time to time by the Trustee under this Agreement, which initially shall consist of the Retained Assets of the Partnership granted, assigned and conveyed to the Trustee by the Partnership pursuant to the Order, the Cash Reserves, and, in addition, shall thereafter include all proceeds and other receipts of, from, or attributable to any assets, causes of actions or claims held by the Trust.

(n) "TRUST UNITS" shall mean those equal, undivided portions into which the Beneficial Interests in the Partnership's Trust Assets are divided, as evidenced on the books and records of the Trust.

     (o) "TRUSTEE" shall mean the original Trustee under this Agreement and its successor(s), if any.

                                   ARTICLE II
                 NATURE OF TRANSFERARTICLE IINATURE OF TRANSFER

     2.1     Purpose  of  Trust2.1     Purpose  of  Trust.
             ------------------

     (a) The Settlement Agreement, which was approved by the Court pursuant to the Order, permits the establishment of the Trust. It is expected that the Partnerships shall liquidate and dissolve prior to fully winding up their affairs, including, but not limited to, the sale of their remaining assets, the collection of any receivables and the payment of any unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (the "Liabilities"), except for such Liabilities for which the Partnerships have previously reserved by the retention of the Cash Reserves as described in the recitals hereto. The Trust hereby is organized for the sole purpose of winding up the affairs of the Partnership as promptly as reasonably possible and with no objective to continue or engage in the conduct of a trade or business.

     (b) The Partnership's Cash Reserves and Retained Assets to be granted, assigned and conveyed to the Trustee as of the Effective Date will be held in the Trust, and the Trustee will: (i) further liquidate the Partnership's Trust Assets as it deems to be necessary to carry out the purpose of the Trust and facilitate distribution of the Trust Assets; (ii) protect, conserve and manage the Partnership's Trust Assets in accordance with the terms and conditions hereof; and (iii) distribute the Partnership's Trust Assets in accordance with the terms and conditions hereof.

     (c) It is intended that the granting, assignment and conveyance of the Cash Reserves and the Retained Assets by the Partnership to the Trustee pursuant hereto shall be treated for federal and state income tax purposes as if the Partnerships made such distributions directly to the holders of Partnership Units. It is further intended that for federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Code and any analogous provision of state or local law and shall be taxed on their respective share of the Trust's taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustee shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the Income Tax Regulations. The Partnership agrees that the
Transfer Agent acting on its behalf may prepare and file applicable K-1's respecting the Beneficiaries' Partnership income. To the extent that the Trustee becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder (collectively, the "Taxes"), the Trustee may pay such Taxes. The Trustee may withhold from any payment of the Liquidating Trust Assets such amount as the Trustee estimates to be sufficient to provide for the payment of such Taxes not yet paid, and may use the sum withheld for that purpose. The Trustee shall be indemnified and held harmless against any liability for Taxes and for any penalties or interest in respect of Taxes on such investment income or payments in the manner provided herein.

     2.2     Prohibited  Activities2.2     Prohibited  Activities.  Except  as
             ----------------------
provided herein and in a certain Escrow Agreement dated April 1, 2002, the Trust shall not continue or engage in the conduct of any trade or business, and the Trustee is expressly prohibited from, and shall have no power or authority to, continue or engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries, and all of the terms and conditions hereof shall be construed accordingly.

     2.3     No  Reversion  to  the  Partnerships2.3     No  Reversion  to  the
             ------------------------------------
Partnerships. In no event shall any part of the Trust Assets revert to or be distributed to the Partnership.

     2.4     Payment  of  Liabilities2.4     Payment  of  Liabilities.  To  the
             ------------------------
extent that there are available Trust Assets in the Trust, the Trust hereby agrees to assume all Liabilities of the Partnership on the Effective Date.
Should any Liability be asserted against the Trust as the transferee of the Partnership's Trust Assets or as a result of the assumption made in this paragraph, the Trustee may use such part of the Partnership's Trust Assets as may be necessary in contesting any such Liability or in payment thereof. In no event shall the Trustee, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons or to any other Partnership's Trust Assets, in the event the Partnership's Trust Assets are not sufficient to satisfy the Liabilities asserted against or payable out of such Partnership's available Trust Assets in the Trust.

     2.5     Bill  of  Sale,  Assignment,  Acceptance  and Assumption Agreement;
             -------------------------------------------------------------------
Instruments of Further Assurance2.5     Bill of Sale, Assignment, Acceptance and
    ----------------------------
Assumption Agreement; Instruments of Further Assurance. On the Effective Date, the Partnerships and the Trust shall execute a Bill of Sale, Assignment, Acceptance and Assumption Agreement conveying the Retained Assets, Cash Reserves and Liabilities to the Trust, a form of which is attached as Exhibit B hereto.
                                                               ------- -
After the dissolution of the Partnership, such Persons as shall have the right and power to so act, will, upon reasonable request of the Trustee, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustee of any property intended to be covered hereby, and to vest in the Trustee, their successors and assigns, the estate, powers, instruments or funds in trust hereunder.

     2.6     Incidents  of Ownership2.6     Incidents of Ownership.  The holders
             -----------------------
of Partnership Units as of the Record Date shall be the Initial Beneficiaries of the Trust as holders of Trust Units in the Partnership's Trust, and the Trustee shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

     2.7     Notice  to  Unlocated Holders of Partnership Units2.7     Notice to
             --------------------------------------------------
Unlocated Holders of Partnership Units. If the Trust holds Trust Assets for unlocated holders of any Partnership Units, due notice shall be given to such holders of Partnership Units in accordance with Delaware law.


                                   ARTICLE III
                    BENEFICIARIESARTICLE IIIBENEFICIARIES547

3.1     Beneficial  Interests3.1     Beneficial  Interests.
        ---------------------

     (a) The Beneficial Interest of each Initial Beneficiary hereof shall be determined by the Partnership in accordance with a certified copy of the Partnership's list of Partnership Unit holders as of the Record Date (the "List"). The Partnership will deliver the certified copy of the List to the Trustee within a reasonable time after the Record Date specifying the Beneficial Interests of each Initial Beneficiary in such Partnership. For ease of administration, the List shall express the Beneficial Interest of each Initial Beneficiary in terms of units and it is intended that each unit shall represent one Trust Unit in the Partnership's Trust.

     (b) In the case of the Partnership Unit holders, customary institutional book-entry or other records or any other evidence of ownership satisfactory to the Trustee will be deemed to evidence the Beneficial Interest in the Trust of each such Beneficiary.

     (c) If any conflicting claims or demands are made or asserted with respect to the ownership of any Trust Units, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Trust Units, then, in any of such events, the Trustee shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustee may elect to make no payment or distribution with respect to such Trust Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing the Trustee shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustee be liable for interest on any funds which it may so withhold. The Trustee shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustee shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustee a surety bond or other security satisfactory to the Trustee, as it shall deem appropriate, to fully indemnify it as between all conflicting claims or demands.

     3.2     Rights  of  Beneficiaries3.2     Rights  of  Beneficiaries.  Each
             -------------------------
Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual Beneficiary, his Beneficial Interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Agreement, provided that the Trustee shall not be required to evidence a book entry transfer of a deceased Beneficiary's Beneficial Interest to his legal representative until the Trustee shall have received Letters Testamentary or Letters of Administration and written notice of the death of the deceased Beneficiary. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Partnership's Trust Assets except as herein expressly provided. No widower, widow, heir, or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of Trust Assets but the whole title to the Partnership's Trust Assets shall be vested in the Trustee and the sole interest of the applicable Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

     3.3     No  Transfer  of  Interests  of Beneficiaries3.3     No Transfer of
             ---------------------------------------------
Interests of Beneficiaries. The Beneficial Interest of a Beneficiary may not be transferred by any Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary, nor may a Beneficiary have authority or power to sell, assign, transfer, encumber, or in any other manner dispose of his Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession, or operation of law and, further provided, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to and upon written consent of the Trustee.

     Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustee to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

     3.4     Trustee as Beneficiary3.4     Trustee as Beneficiary.  The Trustee,
             ----------------------
either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if it were not a Trustee hereunder and shall have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if it was not the Trustee hereunder.


                                   ARTICLE IV
  DURATION AND TERMINATION OF TRUSTARTICLE IV DURATION AND TERMINATION OF TRUST

     4.1     Duration4.1     Duration.  The  existence  of  this  Trust  shall
             --------
terminate upon the earliest of (i) a termination required by the applicable laws of the State of Delaware, (ii) the termination due to the distribution of all Trust Assets as provided in Section 5.5, or (iii) December 31, 2003; provided, however, that the Trustee, in its discretion, may extend the existence of this Trust to such later date as it may designate, if it determines that an extension is reasonably necessary to pay or make provision for then known liabilities, actual or contingent.

     4.2     Other  Obligations  of  the  Trustee  upon Termination4.2     Other
             ------------------------------------------------------
Obligations of the Trustee upon Termination. Upon distribution of all the Trust Assets, the Trustee shall provide for the retention of all necessary books, records, lists of holders of Trust Units in the Trust, certificates and files that shall have been delivered to or created by the Trustee for a period of ten
(10) years thereafter, at the Trustee's discretion, all of such records and documents may be destroyed. Except as otherwise specifically provided herein, upon the distribution of all Trust Assets in the Trust, the Trustee shall have no further duties or obligations hereunder.


                                    ARTICLE V
     ADMINISTRATION OF TRUST ASSETSARTICLE V ADMINISTRATION OF TRUST ASSETS

     5.1     Sale  of  Trust Assets5.1     Sale of Trust Assets.  The Trustee is
             ----------------------
hereby authorized and directed, at such times as it may deem appropriate, to transfer, assign, or otherwise dispose of all or any part of the Trust Assets in the Trust as it deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustee shall determine).

     5.2  Transactions  with  Related  Persons5.2     Transactions  with Related
          ------------------------------------
Persons. Notwithstanding any other provisions of this Agreement, the Trustee shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of any Trust Assets to, or contract with, (i) itself or any other Trustee or an employee or agent (acting in its or their individual capacities) of this Trust, or (ii) any Person of which any Trustee, employee or agent of this Trust is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons.

     5.3     Payment  of  Claims,  Expenses  and  Liabilities5.3     Payment  of
             ------------------------------------------------
Claims, Expenses and Liabilities. Provided the Trustee has been advised in writing respecting such claims, expenses, charges, liabilities and obligations. The Trustee shall pay from the Trust Assets in the Trust all claims, expenses, charges, liabilities, and obligations of the Trust Assets in the Trust and all Liabilities relating to the Trust Assets held in the Trust and obligations which the Trustee specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Trustee may be obligated to pay as transferees of the Trust Assets in the Trust, including among the foregoing, and without limiting the generality of the foregoing, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets in the Trust by the Trustee.

     5.4     Interim  Distributions5.4     Interim Distributions.  At such times
             ----------------------
as may be determined by it in its sole discretion, the Trustee shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the number of Trust Units held by each Beneficiary relating to the Trust, such cash or other property comprising a portion of the Trust Assets in the Trust as the Trustee may in its sole discretion determine may be distributed without detriment to the conservation and protection of the Trust Assets in the Trust.

     5.5     Final  Distribution5.5     Final  Distribution.  If  the  Trustee
             -------------------
determines that the Liabilities and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, or if the existence of the Trust shall terminate pursuant to Section 4.1, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the Trust Assets in the Trust to the Beneficiaries in proportion to the number of Trust Units held by each Beneficiary in the Trust based on the list submitted to the Trustee by the Partnership pursuant to
Section 3.1 above, as such list may be amended. The Trustee shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, in accordance with Delaware law, subject to applicable state laws regarding escheat and abandoned property. It is understood that the Trustee and the Beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by the parties hereto to identify (i) the Beneficiary, (ii) the Beneficiary's bank, or (iii) and intermediary bank. The Trustee may apply any of the Trust Assets for any payment order it executes using any such identifying number, even where its use may result in a person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary's bank, or an intermediary bank designated.


     5.6     Reports to Beneficiaries and Others5.6     Reports to Beneficiaries
             -----------------------------------
and Others. As soon as practicable after the end of each taxable year of the Trust and after termination of the Trust, the Trustee shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trustee for such taxable year or period, certified by an independent certified public accountant, (ii) any changes in the Trust Assets in the Trust which they have not previously reported, and (iii) any action taken by the Trustee in the performance of its duties under this Agreement which it has not previously reported and which, in its opinion, materially affects the Trust Assets. The Trustee may submit similar reports for such interim periods during the taxable year as it deems advisable or as may be required by the Securities and Exchange Commission. The taxable year of the Trust shall end on December 31 of each year unless the Trustee deems it advisable to establish some other date as the date on which the taxable year of the Trust shall end.

     5.7     Federal  Income  Tax  Information5.7     Federal  Income  Tax
             ---------------------------------
Information. As soon as practicable after the close of each taxable year, the Trustee shall direct the Transfer Agent to mail to each Person who was a Beneficiary at the close of the year, a statement showing on a Trust Unit basis in the Trust the dates and amounts of all distributions made by the Trustee, if any, income earned on assets held by the Trust, if any, such other information as is reasonably available to the Trustee which the Trustee determines may be helpful in determining the amount of gross income and expenses attributable to the Trust that such Beneficiary should include in such Person's federal income tax return for the preceding year and any other information as may be required to be furnished under the tax laws. In addition, after receipt of a written request in good faith, or in its discretion without such request or if required by applicable law, the Transfer Agent (or if it cannot, the Trustee) shall furnish to any Person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the Transfer Agent or Trustee, respectively, which shall be helpful in determining the amount of taxable income which such Person should include in such Person's federal income tax return.

     5.8     Employment  of  Manager5.8     Employment  of  Manager.
             -----------------------

     (a) The Trustee shall be responsible for the general policies of the Trust and for the general supervision of the activities of the Trust conducted by all agents, employees, advisors or managers of the Trust. However, the Trustee is not and shall not be required personally to conduct the activities of the Trust, and consistent with its ultimate responsibility as stated above, the Trustee shall have the power to appoint, employ or contract with any Person or Persons (including any corporation, partnership, or trust in which one or more of them may be directors, officers, shareholders, partners or trustees) as the Trustee may deem necessary or proper for the transaction of the activities of the Trust, including, but not limited to, Equis Financial Group and its affiliates. The Trustee may therefore employ or contract with such Person or Persons (herein referred to as the "Manager") and may grant or delegate such authority to the Manager as the Trustee may in its sole discretion deem necessary or desirable to carry out the purpose of the Trust without regard to whether such authority is normally granted or delegated by trustees.

     The Trustee shall have the power to determine the terms and compensation of the Manager or any other Person whom they may employ or with whom they may contract. The Trustee may exercise broad discretion in allowing the Manager to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustee, and to make executive decisions which conform to general policies and general principles previously established by the Trustee.

     (b) The Manager or other Persons shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments.

                                   ARTICLE VI
POWERS OF AND LIMITATIONS ON THE TRUSTEESARTICLE VI POWERS OF AND LIMITATIONS ON
                                  THE TRUSTEES

     6.1     Limitations  on  Trustee6.1     Limitations  on Trustee.  Except as
             ------------------------
contemplated by this Agreement, the Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of any Trust Assets shall be used or disposed of by the Trustee in furtherance of any trade or business. Except as the Trustee reasonably believes is consistent with and in furtherance of its obligations under this Agreement, the Trustee shall be restricted to the holding, collection and sale of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustee receive any property, make any distribution, satisfy or discharge any claims, expenses, charges, liabilities and obligations or otherwise take any action which is inconsistent with a complete liquidation of the Partnerships within the meaning of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, and rulings, decisions and determinations of the Internal Revenue Service and courts of competent jurisdiction, or take any action which would jeopardize the status of the Trust as a "liquidating trust" for federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). This limitation shall apply regardless of whether the conduct of any such trade or business is deemed by the Trustee to be necessary or proper for the conservation and protection of the Trust Assets. The Trustee shall not invest any of the cash held as Trust Assets, except that the Trustee may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof; (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, commercial paper rated not less than A1P1, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank, brokerage firm or savings institution organized under the laws of the United States of America or any state thereof including, the Wilmington Fund, an AAA rated money market fund managed by Rodney Square, and an affiliate of the Trustee; or (iii) other temporary investments not inconsistent with the Trust's status as a liquidating trust for tax purposes (collectively, "Permitted Investments"). It is hereby acknowledged that the Trustee shall not be required to maximize the investment return on the Trust Assets during the term of this Liquidating Trust Agreement. The Trustee shall be and hereby is relieved of all liability with respect to the purchasing, holding or selling of Permitted Investments in accordance with the terms hereof. The Trustee is not responsible for any losses to the Trust which may occur, including, without limitation, by reason of bank failure or the amount of the Trust exceeding the Federal Deposit Insurance Corporation limits.

     6.2     Specific  Powers  of  the  Trustee6.2     Specific  Powers  of  the
             ----------------------------------
Trustee. Subject to the provisions of Section 6.1, the Trustee shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement or any statutory laws of the State of Delaware; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustee to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustee may deem necessary or appropriate to conserve and protect any Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

     (a) To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, any Trust Assets.

     (b) To collect, liquidate or otherwise convert into cash, or such other property as they deem appropriate, all property, assets and rights in any Trust Assets, and to pay, discharge and satisfy all other claims, expenses, charges, Liabilities, and obligations existing with respect to any Trust Assets, the Trust or the Trustee.

     (c) To elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, custodians, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustee to any one or more Trustees, agents, representatives, employers, independent contractors or other Persons.

     (d) To retain and set aside such funds out of the Trust as the Trustee shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, liabilities, and obligations of the Trust or the Partnerships, except to the extent that liabilities for which the Partnership has previously reserved Cash Reserves are satisfied with funds from said Cash Reserves; (ii) contingencies; and (iii) the expenses of administering the Trust Assets.

(e) To do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain Trust Assets held by the Trustee pending sale or other disposition thereof or distribution thereof to the Beneficiaries.

(f) To hold legal title to property of the Trust in the name of the Trust, or in the name of the Trustee, or of any other Person, without disclosure of the interest of the Trust therein.

(g) To cause any investments of any part of the Trust Assets to be registered and held in the name of any one or more of their names or in the names of a nominee or nominees without increase or decrease of liability with respect thereto.

(h) To institute or defend actions or declaratory judgments or other actions and to take such other action, in the name of the Trust or the Partnership or as otherwise required, as the Trustee may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, claims or rights relating to or forming a part of the Trust Assets.

(i) To determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as they deem necessary or appropriate.

(j) To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of any Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust, provided that no such new instrument, contract, agreement, obligation or cause of action shall permit the Trustee to engage in any activity prohibited by Section 6.1.

(k) To vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Trustee hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect to any shares of stock or any securities held by the Trustee which the Trustee might or could do if they were the absolute owners thereof.

(l) To undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of any Trust Assets, and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof.

(m) In connection with the sale or other disposition or distribution of any securities held by the Trustee, to comply with the applicable federal and state securities laws, and to enter into agreements relating to sale or other disposition or distribution thereof.

(n) To authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Trustee as part of any Trust Assets.

(o)     To  terminate  and  dissolve  any  entities  owned  by  the  Trust.

(p) To have a judicial settlement of their account of the Trust at any time to the extent they determine necessary or advisable.

(q) To perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of any Trust Assets whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

                                   ARTICLE VII
                            CONCERNING THE TRUSTEES,
      BENEFICIARIES, EMPLOYEES AND AGENTSARTICLE VII CONCERNING THE TRUSTEES,
                              EMPLOYEES AND AGENTS

     7.1     Generally7.1     Generally.  The  Trustee accepts and undertakes to
             ---------
discharge the Trust created by this Agreement, upon the terms and conditions thereof on behalf of the Beneficiaries. The Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own willful misconduct, knowingly and intentionally committed in bad faith, except that:

     (a) No successor Trustee shall be in any way responsible for the acts or omissions of the Trustee in office prior to the date on which he or it becomes a Trustee.

(b) The Trustee shall not be liable for the performance of such duties and obligations as are specifically set forth in this Agreement except for its bad faith or willful misconduct, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

(c) The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.

     (d) The Trustee shall not be liable for any act which the Trustee may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the misconduct of any employee, agent, representative or attorney appointed by it, or for anything that it may do or refrain from doing in connection with this Liquidating Trust Agreement while acting in good faith; unless caused by or arising from gross negligence, willful misconduct, fraud or any other breach of fiduciary duty of the Trustee or any of its employees, agents, representatives or attorneys.
     (e) The duties and obligations of the Trustee shall be limited to and determined solely by the express provisions of this Liquidating Trust Agreement and no implied duties or obligations shall be read into this Liquidating Trust Agreement against the Trustee. The Trustee is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents, including, but not limited to the Settlement Agreement and any agreements which may be related to, referred to in or deposited with the Trustee in connection with this Liquidating Trust Agreement.

     7.2     Reliance  by  Trustee7.2     Reliance  by  Trustee.  Except  as
             ---------------------
otherwise  provided  in  Section  7.1:

     (a) The Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The Trustee may consult with legal counsel, auditors or other experts to be selected by it, including firms with which the Trustee may be an affiliate, and the advice or opinion of such counsel, accountants, auditors or other experts shall be full and complete protection to the Trustee, the employees and the agents of the Trustee in respect of any action taken or omitted or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

     (c) Persons dealing with the Trustee shall look only to the Trust Assets in the Trust to satisfy any liability relating to the Trust Assets in the Trust incurred by the Trustee to such Person in carrying out the terms of this Trust, and the Trustee shall have no obligation to satisfy any such liability. If for any purposes hereunder such liability is properly allocated to two or more Partnerships or Trusts, then such liability shall be satisfied from the Trust Assets of the relevant Trust as directed by the General Partners of the predecessor Partnerships in a manner consistent with the allocation practices prior to the Partnerships' liquidations.

     (d) As far as practicable and except as expressly permitted above, the Trustee shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustee nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets held in the Trust for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustee, or their agents liable nor shall the Trustee be liable to anyone for such omission.

     7.3     Limitation  on  Liability  to  Third  Persons7.3     Limitation  on
             ---------------------------------------------
Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust; and neither the Trustee nor any employee or agent of this Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with any Trust Assets or the affairs of this Trust, except for such Person's own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to any Trust Assets held in such Person's Trust for satisfaction of claims of any nature arising in connection with the affairs of this Trust. The Trustee shall, at all times, maintain insurance for the protection of all Trust Assets, its Beneficiaries, the Trustee and its employees and agents in such amount as the Trustee shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

     7.4     Recitals7.4     Recitals.  Any  written  instrument  creating  an
             --------
obligation of this Trust shall be conclusively taken to have been executed or done by the Trustee, or the employee or agent of this Trust only in its capacity as Trustee under this Agreement or in his capacity as employee or agent of the Trust.

     7.5     Indemnification7.5     Indemnification.  Each  of  the  Trustee and
             ---------------
each of its employees and agents (each an "Indemnified Person" and collectively, the "Indemnified Persons") shall be indemnified out of all Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened while in office or thereafter, by reason of its or his being or having been such a Trustee, employee or agent; provided, however, that the Indemnified Person shall not be entitled to such indemnification in respect of any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful misfeasance or in reckless disregard of the Indemnified Person's duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled. The Trustee may make advance payments in connection with indemnification under this Section, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event it is subsequently determined in a final adjudication by a court of law that the Indemnified Person is not entitled to such indemnification. The Trustee may purchase such insurance as it believes, in the exercise of its discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which he may legally be entitled nor shall anything else contained herein restrict the right of the Trustee to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law. As security for the timely and full payment and satisfaction of all of the present and future obligations of the parties to the Trustee under this Agreement, including without limitation the indemnity obligations hereunder, whether joint or several, the Trust (and by accepting distributions hereunder, each Beneficiary) hereby grants to the Trustee a continuing security interest in and to any and all of the Trust Assets, whether now existing or hereafter acquired or created, together with the products and proceeds thereof, all payments and other distributions with respect thereto, and any and all investments, renewals, substitutions, modifications and extensions of any and all of the foregoing. The Trustee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code. In addition, in the event the Trustee has not received any payment, indemnity, reimbursement or other amount due it under this Agreement, then, notwithstanding any other term or provision of this Agreement, the Trustee may in its discretion set off and apply any of the Trust Assets as is required to pay and satisfy those obligations. Promptly after the receipt by the Trustee of notice of any demand or claim or the commencement of any action, suit or proceeding, the Trustee shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; but the failure by the Trustee to give such notice shall not relieve any party from any liability which such party may have to the Trustee hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Trustee may retain and hold for such time as it reasonably deems necessary such amount of the Trust Assets as it shall from time to time in its sole discretion reasonably deem sufficient to indemnify itself for any such loss or expense and for any amounts due it hereunder. Except as required by law or as expressly provided herein, the Trustee shall be under no duty to institute any suit, or to take any remedial procedures under this Liquidating Trust Agreement, or to enter any appearance or in any way defend any suit in which it may be made a defendant hereunder until it shall be indemnified as provided above, except as expressly set forth herein.

     7.6     Rights  of  Trustees, Employees, Independent Contractors and Agents
             -------------------------------------------------------------------
to  Own  Trust  Units  or  Other  Property  and  to  Engage in Other Business7.6
 ----------------------------------------------------------------------------
Rights  of  Trustees, Employees, Independent Contractors and Agents to Own Trust
 ---
Units or Other Property and to Engage in Other Business. Any Trustee, employee, independent contractor or agent may own, hold and dispose of Trust Units for its or his individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if he were not a Trustee, employee, independent contractor or agent. Any Trustee, employee, independent contractor or agent may, in his personal capacity or in a capacity of trustee, officer, director, shareholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust. Subject to the provisions of Article V hereof, any Trustee, employee, independent contractor or agent of the Trust may be a trustee, officer, director, shareholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent or otherwise hereunder so long as such interest is disclosed to the Trustee. None of these activities in and of themselves shall be deemed to conflict with his duties as Trustee, employee, independent contractor or agent.

     7.7     Contribution  Back7.7     Contribution  Back.     In  the event any
             ------------------                          -
amount of Trust Assets released to a party under this Liquidating Trust Agreement is invalidated, declared to be fraudulent or preferential or must otherwise be restored or returned by the Trustee in connection with the insolvency, bankruptcy or reorganization of such party, whether by order of or settlement before any court or other authority or otherwise, such party shall contribute back to the Trustee an amount such that such party will be affected by that invalidation, declaration, restoration or return ratably in proportion to the distributions it received under this Agreement, together with any related assignment, release or other instrument or document the Trustee may request to restore the status quo ante.

                                  ARTICLE VIII
PROTECTION OF PERSONS DEALING WITH THE TRUSTEEARTICLE VIII PROTECTION OF PERSONS
                            DEALING WITH THE TRUSTEE

     8.1     Action by Trustee8.1     Action by Trustee.  All action required or
             -----------------
permitted to be taken by the Trustee, in its capacity as Trustee, shall be taken by a written vote, resolution, or other writing signed by the Trustee then serving.

     8.2     Reliance on Statements by the Trustee8.2     Reliance on Statements
             -------------------------------------
by the Trustee. Any Person dealing with the Trustee shall be fully protected in relying upon the Trustee's certificate or instrument signed by the Trustee that it has authority to take any action under this Trust.

                                   ARTICLE IX
            COMPENSATION OF TRUSTEEARTICLE IXCOMPENSATION OF TRUSTEE

     9.1     Amount  of  Compensation9.1     Amount  of  Compensation.  The
             ------------------------
compensation of Wilmington Trust Company in its capacity as the initial Trustee shall be in accordance with the terms specified on Schedule A hereto or upon
                                                       -------- -
such other terms and conditions as may be agreed upon by the Trustee and the Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests in all of the Liquidating Trust Accounts. Schedule A shall apply only to the initial Trustee and, in the event a successor
      -- -
to the initial Trustee shall serve, such schedule shall be deleted from this Agreement and neither such deletion nor the substitution of a counterpart schedule applicable to the successor Trustee shall constitute an amendment of this Agreement

     9.2     Dates of Payment9.2     Dates of Payment.  The compensation payable
             ----------------
to the Trustee pursuant to the provisions of Section 9.1 shall be in accordance with Schedule A or, if Schedule A is no longer in force, at such other times as
      -------- -        -------- -
the  Trustee  may  determine.

     9.3     Expenses9.3     Expenses.  The Trustee shall be reimbursed from the
             --------
Trust Assets for all expenses reasonably incurred by it in the performance of its duties in accordance with this Agreement including the reasonable compensation and out-of-pocket expenses of attorneys, accountants, appraisers, consultants and other persons retained by the Trustee or the Manager pursuant to the terms of this Agreement.

                                    ARTICLE X
  THE TRUSTEE AND SUCCESSOR TRUSTEEARTICLE X THE TRUSTEE AND SUCCESSOR TRUSTEE

     10.1     Number  and  Qualification  of  Trustees10.1     Number  and
              ----------------------------------------
Qualification of Trustees. Subject to the provisions of Section 10.3 relating to the period pending the appointment of a successor Trustee, there shall be one Trustee of this Trust, which shall be a citizen and resident of or a corporation which is incorporated under the laws of a state of the United States and, if a corporation, it shall be authorized to act as a corporate fiduciary under the laws of the State of Delaware. The number of Trustees may be increased or decreased from time to time by the Trustee. There shall at all times be a Trustee hereunder which shall be a bank or trust company organized and doing business under the laws of the United States, or of any State of the United States, which at the time of its appointment shall have total capital and surplus of at least $50,000,000 and shall be authorized under such laws to exercise corporate trust powers and be subject to supervision or examination by federal or state authority

     If any corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate Trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretions and privileges as are herein specified for a Trustee.

     10.2     Resignation  and  Removal10.2     Resignation  and  Removal.  Any
              ------------------------
Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to any remaining Trustee or Trustees or by giving written notice to the Beneficiaries holding Trust Units representing an aggregate of at least a majority of the total Beneficial Interests in all of the Liquidating Trust Accounts. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with or without cause, by Beneficiaries having an aggregate Beneficial Interest of at least a majority of the total Beneficial Interests in the Trust. All obligations of the Trustee hereunder shall cease and terminate on the effective date of its resignation and its sole responsibility thereafter shall be to hold the Trust Assets for a period of thirty (30) calendar days following the effective date of resignation, at which time, if a successor Trustee shall have been appointed and have accepted such appointment in a writing to both the Beneficiaries, then upon written notice thereof given by a representative of the Beneficiaries to the resigning Trustee, the resigning Trustee shall deliver the Trust Assets to the successor Trustee. If a successor Trustee shall not have been appointed within a thirty (30) day period from the predecessor Trustee's resignation, for any reason whatsoever, the resigning Trustee shall deliver the Trust Assets to a court of competent jurisdiction in the county in which the Trust Assets are there being held and give written notice of the same to the parties hereto.
     The resigning Trustee shall be entitled to payment of any unpaid fees (which shall be pro-rated as of the effective date of the resignation) and expenses and to reimbursement by the Beneficiaries for any expenses incurred in connection with the transfer of the Trust Assets pursuant to and in accordance with the provisions of this section.

     10.3     Appointment of Successor10.3     Appointment of Successor.  Should
              ------------------------
at any time a Trustee resign or be removed, die, become mentally incompetent or incapable of action (as determined by the Beneficiaries holding Trust Units representing an aggregate of at least a majority of the total Beneficial
Interests in the Trust), or be adjudged bankrupt or insolvent, unless any remaining Trustees shall decrease the number of Trustees of the Trust pursuant to Section 10.1 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Trustees. If such a vacancy is not filled by any remaining Trustees within ninety (90) days, the remaining Trustees must notify the Beneficiaries of their inability to fill such vacancy, and the Beneficiaries may, pursuant to Article XII hereof, call a meeting to appoint a successor Trustee by Beneficiaries holding Trust Units representing an aggregate of at least a majority of the total Beneficial Interests in the Trust. Pending the appointment of a successor Trustee, the remaining Trustee or Trustees then serving may take any action in the manner set forth in Section 8.1.

     10.4     Acceptance  of Appointment by Successor Trustee10.4     Acceptance
              -----------------------------------------------
of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to each of the other Trustees and, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee or by the remaining Trustees, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by him hereunder.

     10.5     Bonds10.5     Bonds.  No  bond  shall  be required of the original
              -----
Trustee hereunder, and no bond shall be required of any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law.

                                   ARTICLE XI
       CONCERNING THE BENEFICIARIESARTICLE XICONCERNING THE BENEFICIARIES

     11.1     Evidence  of Action by Beneficiaries11.1     Evidence of Action by
              ------------------------------------
Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

     11.2     Limitation  on  Suits by Beneficiaries11.2     Limitation on Suits
              --------------------------------------
by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to any Trust Assets or the agreements relating to or forming part of any Trust Assets, and the Beneficiaries do hereby waive any such right.

     11.3     Requirement  of  Undertaking11.3     Requirement  of  Undertaking.
              ----------------------------
The Trustee may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit by the Trustee.

                                   ARTICLE XII
           MEETING OF BENEFICIARIESARTICLE XIIMEETING OF BENEFICIARIES

     12.1     Purpose of Meetings12.1     Purpose of Meetings.  A meeting of the
              -------------------
Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Trustees.

     12.2     Meeting  Called by Trustee12.2     Meeting Called by Trustee.  The
              --------------------------
Trustee may at any time call a meeting of the Beneficiaries of the Trust to be held at such time and at such place within the State of Delaware (or elsewhere if so determined by a majority of the Trustees) as the Trustee shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustee (except as provided in Section 12.3), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than sixty
(60) nor less than ten (10) days before such meeting is to be held to all of the Beneficiaries of record not more than sixty (60) days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

     12.3     Meeting  Called on Request of Beneficiaries12.3     Meeting Called
              -------------------------------------------
on Request of Beneficiaries. Within thirty (30) days after written request to the Trustee by Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests in the Trust to call a meeting of all of the Beneficiaries of the Trust, which written request shall specify in reasonable detail the action proposed to be taken, the Trustee shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustee fails to call such meeting within such thirty (30) day period then such meeting may be called by Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests in the Trust.

     12.4     Persons  Entitled  to  Vote  at  Meeting  of  Beneficiaries12.4
              ----------------------------------------------------------
Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries of the Trust either in person or by his proxy duly authorized in writing. The vote of each Beneficiary shall be weighted based on the number of Trust Units in the Trust held by each Beneficiary determined pursuant to the list described in Section 3.1, as such list is amended hereby. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

     12.5     Quorum12.5     Quorum.  At  any  meeting  of  Beneficiaries  of  a
              ------
Liquidating Trust Account, the presence of Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests in the Trust sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Beneficiaries having aggregate Beneficial Interests of more than 50% of the total Beneficial Interests in the Trust of all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.

     12.6     Adjournment of Meeting12.6     Adjournment of Meeting.  Subject to
              ----------------------
Section 12.5 hereof, any meeting of Beneficiaries of the Trust may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

     12.7     Conduct  of  Meetings12.7     Conduct  of  Meetings.  The  Trustee
              ---------------------
shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

     12.8     Record  of  Meeting12.8     Record  of  Meeting.  A  record of the
              -------------------
proceedings of each meeting of Beneficiaries of the Trust shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustee to be preserved by it. Any record so signed and verified shall be conclusive evidence of all the matters therein stated.

                                  ARTICLE XIII
                       AMENDMENTSARTICLE XIIIAMENDMENTS01

     13.1     Consent of Beneficiaries13.1     Consent of Beneficiaries.  At the
              ------------------------
direction or with the consent of Beneficiaries holding Trust Units representing at least a majority of the aggregate Beneficial Interests in the Trust, or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustee shall promptly make and execute a declaration amending this Agreement for the purpose of adding any material provisions to or changing in any material manner or eliminating any of the material provisions of this Agreement or amendments thereto as they apply to the Trust; provided, however, that no such amendment shall permit the Trustee to engage in any activity prohibited by
Section 6.1 hereof or affect the Beneficiaries' rights to receive their pro rata shares of the Trust Assets in the Trust at the time of distribution; provided further, however, that no consent of the Beneficiaries shall be required with respect to any amendment made solely for the purpose of facilitating the transferability by Beneficiaries of Trust Units or to comply with applicable laws, including tax laws, so long as such amendment has been approved by the Trustee.

     13.2     Notice  and  Effect  of  Amendment13.2     Notice  and  Effect  of
              ----------------------------------
Amendment. Promptly after the execution by the Trustee of any such declaration of amendment, the Trustee shall give notice of the substance of such amendment to the Beneficiaries of the Trust or, in lieu thereof, the Trustee may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustee, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustee and the Beneficiaries under this Agreement with respect to the Trust shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

13.3     Trustee's Declining to Execute Documents13.3     Trustee's Declining to
         ----------------------------------------
     Execute Documents. If, in the reasonable opinion of the Trustee, any document required to be executed pursuant to the terms of Section 13.2 hereof adversely affects any right, obligation, immunity or indemnity in favor of the Trustee under this Agreement, the Trustee may in its discretion decline to execute such document.

                                   ARTICLE XIV
           MISCELLANEOUS PROVISIONSARTICLE XIVMISCELLANEOUS PROVISIONS

     14.1     Filing  Documents14.1     Filing  Documents.  This Agreement shall
              -----------------
be filed or recorded in such office or offices as the Trustee may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustee shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustee shall file or record any instrument which relates to any change in the office of the Trustee in the same places where the original Agreement is filed or recorded.

     14.2     Intention  of  Parties  to  Establish  Trust14.2     Intention  of
              --------------------------------------------
Parties to Establish Trust. This Agreement is not intended to create and shall not be interpreted as creating a corporation, association, partnership, or joint venture of any kind for purposes of federal income taxation or for any other purpose.

     14.3     Beneficiaries  Have  No  Rights  or  Privileges  as  Holders  of
              ----------------------------------------------------------------
Partnership  Units14.3     Beneficiaries Have No Rights or Privileges as Holders
         ---------
of Partnership Units. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as holders of Partnership Units.

     14.4     Laws  as  to  Construction14.4     Laws  as  to Construction.  The
              --------------------------
Trustee, and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Liquidating Trust Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the state of New York and the United States District Court for any District within such state for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Liquidating Trust Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Liquidating Trust Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. All parties waive the right to a jury trial of all such disputes, claims and demands.
     14.5     Severability14.5     Severability.  In  the event any provision of
              ------------
this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     14.6     Notices14.6     Notices.  Any notice or other communication by the
              -------
Trustee to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to such Person at his address as shown in the records of the Trust.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the Trustee at the following address or at such other addresses as shall be specified by the Trustee:

     If  to  the  Trustee:

     Wilmington  Trust  Company
Rodney  Square  North
1100  North  Market  Street
Wilmington,  DE  19890
Attention:  Corporate  Trust  Administration
     Facsimile:  (212)  415-0513

     with  a  copy  to:

     Putney,  Twombly,  Hall  &  Hirson  LLP
521  Fifth  Avenue
New  York,  New  York  10175
Attention:  William  M.  Pollak,  Esq.
     Facsimile:  (212)  682-9380

     14.7     Counterparts.14.7     Counterparts.  This  Agreement  may  be
              ------------
executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.





     [Remainder of page intentionally left blank.  Signature page follows.]

B584547.1
Wilmington  Trust\EquisLiquidatingTrustAgmt
     IN WITNESS WHEREOF, the General Partner of the Partnership has caused this Agreement to be executed by an authorized officer, and the Trustee hereunder has executed this Agreement, as Trustee and not as an individual, as of the 18th day of July 2002.


PARTNERSHIP:

     AMERICAN  INCOME  PARTNERS  V-B  LIMITED  PARTNERSHIP
By:     AFG  Leasing  IV  Incorporated,  General  Partner


     By:       /s/  Wayne  E.  Engle
        ----------------------------
          Wayne  E.  Engle,  Vice  President



TRUSTEE:
WILMINGTON  TRUST  COMPANY


By:       /s/  James  J.  McGinley
    ------------------------------
     James  J.  McGinley,  Vice  President

B584547.1
Wilmington  Trust\EquisLiquidatingTrustAgmt
                                                                      SCHEDULE A
                                                                      ----------


                            WILMINGTON TRUST COMPANY

                                SCHEDULE OF FEES
                                    to act as
            TRUSTEE, REGISTRAR, TRANSFER AGENT AND DISTRIBUTION AGENT
                                LIQUIDATING TRUST

                                                                       EXHIBIT A
                                                                       ---------


                              SETTLEMENT AGREEMENT

                                                                          ------
                                                                       EXHIBIT B
                                                                       ---------


                  FORM OF BILL OF SALE, ASSIGNMENT, ACCEPTANCE
                            AND ASSUMPTION AGREEMENT
                                                                       EXHIBIT B

EXHIBIT B


          BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT
     This BILL OF SALE, ASSIGNMENT, ACCEPTANCE AND ASSUMPTION AGREEMENT, made, executed and entered into as of July 18, 2002, by and among American Income
Partners  V-A  Limited  Partnership,  American  Income  Partners  V-B  Limited
Partnership,  American  Income  Partners  V-C  Limited  Partnership and American
Income Partners V-D Limited Partnership, American Income Fund I-A, a Massachusetts Limited Partnership, American Income Fund I-B, a Massachusetts Limited Partnership, American Income Fund I-C, a Massachusetts Limited Partnership, American Income Fund I-D, a Massachusetts Limited Partnership and American Income Fund I-E, a Massachusetts Limited Partnership, AIRFUND International Limited Partnership and AIRFUND II International Limited Partnership (each an "Assignor" and, together, the "Assignors"), and Wilmington
                       --------                      ---------
Trust Company, a Delaware banking corporation, not in its individual capacity, but solely as trustee (the "Trustee") of each of the American Income Partners
                               -------
V-A Limited Partnership Liquidating Trust, the American Income Partners V-B Limited Partnership Liquidating Trust, the American Income Partners V-C Limited Partnership Liquidating Trust, the American Income Partners V-D Limited
Partnership Liquidating Trust, the American Income Fund I-A, a Massachusetts Limited Partnership, Liquidating Trust, the American Income Fund I-B, a Massachusetts Limited Partnership, Liquidating Trust, the American Income Fund I-C, a Massachusetts Limited Partnership, Liquidating Trust, the American Income Fund I-D, a Massachusetts Limited Partnership, Liquidating Trust and the American Income Fund I-E, a Massachusetts Limited Partnership, Liquidating Trust, the AIRFUND International Limited Partnership Liquidating Trust and the AIRFUND II International Limited Partnership Liquidating Trust (each a "Liquidating Trust" and together, the "Liquidating Trusts").
         ----------                         -------------------
                                    RECITALS
                                    --------
     WHEREAS, the Trustee and each the Assignors are parties to Liquidating Trust Agreements dated as of the date hereof, pursuant to which each of the Assignors has created a Liquidating Trust and engaged the Trustee as trustee to administer the Liquidating Trust (the "Agreements") pursuant to the terms of a
                                         ----------
Revised Stipulation of Settlement, entered into by the Assignors and certain plaintiffs in settlement of a lawsuit, that was approved pursuant to a Final Judgment and Order entered on the court's docket on June 18, 2002; and WHEREAS, the Agreements contemplate that each of the Assignors will place, as of the date hereof and in accordance with a Plan of Liquidation adopted by the Assignors as of the date hereof, all of its undistributed assets, including but not limited to, cash, equipment and securities, along with certain Cash Reserves (as defined in the Revised Stipulation of Settlement) subject to disbursement for the Assignor's contingent liabilities and cash designated as reserves for the Liquidating Trust's contingent liabilities, into the Liquidating Trust established to receive said assets and reserves of each Assignor; and WHEREAS, the Trustee and each of the Assignors now desire to carry out the intent and purpose of the Agreements by the execution and delivery to the Trustee by each Assignor of this instrument evidencing the conveyance, assignment, transfer, sale and delivery to the Trustee of the Transferred Assets (as hereinafter defined) and the acceptance by the Trustee of the Assumed Obligations (as hereinafter defined);
     NOW, THEREFORE, in consideration of the foregoing premises and for $10 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

     ASSIGNMENT
     ----------
     Each  of  the  Assignors  does  hereby  convey,  assign, transfer, sell and deliver unto the Trustee and its successors and assigns, forever, for the benefit of each Assignor's Liquidating Trust, all of each such Assignor's right, title and interest in, to and under all of the assets of each of the Assignors as set forth and more fully described by category of asset and more fully enumerated by Assignor on Exhibit A, hereto, including, without limitation any
                            ------- -
accounts receivable, limited partnership interests, beneficial interests, rights in litigation, security interests, contract rights or agreements, rights to payment or distributions or similar rights that each Assignor may possess in same (together, the "Transferred Assets").
                        -------------------
     ACCEPTANCE  AND  ASSUMPTION
     ---------------------------
     The  Trustee  accepts  the  foregoing  conveyance, assignment, transfer and delivery of the Transferred Assets and agrees to assume all liabilities and obligations relating to the Transferred Assets to the extent specifically set forth in the Agreements (the "Assumed Obligations").
                                   --------------------
TO HAVE AND TO HOLD the Transferred Assets and the Assumed Obligations unto the Trustee, its successors and assigns, FOREVER, for the benefit of each Assignor's Liquidating Trust.
Each Assignor hereby constitutes and appoints the Trustee and its successors and assigns as its true and lawful attorneys in fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of each Assignor but on behalf of and for the benefit of the Trustee and its successors and assigns, to demand and receive any and all of the assets, properties, rights and business hereby conveyed, assigned, and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of the Assignor or otherwise, for the benefit of the Trustee or its successors and assigns, proceedings at law, in equity, or otherwise, which the Trustee or its successors or assigns reasonably deem proper in order to collect or reduce to possession or endorse any portion of the Transferred Assets and to do all acts and things in relation to the assets which the Trustee or its successors or assigns reasonably deem desirable. This instrument shall be binding upon and shall inure to the benefit of the respective successors and assigns of the Assignors and the Trustee. This instrument shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law.
            [The remainder of this page is left intentionally blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale, Assignment, Acceptance and Assumption Agreement under seal on the date first above written.
ASSIGNORS

AMERICAN  INCOME  PARTNERS  V-A  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-B  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-C  LIMITED  PARTNERSHIP
AMERICAN  INCOME  PARTNERS  V-D  LIMITED  PARTNERSHIP
By:     AFG  Leasing  IV  Incorporated,  General  Partner

     By:  _________________________________
          Wayne  E.  Engle,  Vice  President


AMERICAN  INCOME  FUND  I-A,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-B,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-C,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-D,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
AMERICAN  INCOME  FUND  I-E,  A  MASSACHUSETTS  LIMITED  PARTNERSHIP
By:     AFG  Leasing  VI  Incorporated,  General  Partner

     By:  _________________________________
          Wayne  E.  Engle,  Vice  President


AIRFUND  INTERNATIONAL  LIMITED  PARTNERSHIP
AIRFUND  II  INTERNATIONAL  LIMITED  PARTNERSHIP
By:     AFG  Aircraft  Management  Corporation,  General  Partner

     By:  _________________________________
          Wayne  E.  Engle,  Vice  President


TRUSTEE

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee of each of the Liquidating Trusts


By:  ________________________________
Its:  ________________________________

THE  COMMONWEALTH  OF  MASSACHUSETTS  )
     )ss.
COUNTY  OF  SUFFOLK     )
     On this 19th day of July 2002 before me, a Notary Public in and for the foregoing jurisdiction, personally appeared Wayne E. Engle, known to me the Vice President of AFG Leasing IV Incorporated (the "Corporation"), who acknowledged to me that he executed the foregoing Bill of Sale, Assignment, Acceptance and Assumption Agreement in said capacity and on behalf of the Corporation as General Partner, that his execution was duly authorized and approved by the Corporation, and that it was the free act and deed of the Corporation.

     __________________________________
     Notary  Public
     My  Commission  Expires:______________


THE  COMMONWEALTH  OF  MASSACHUSETTS  )
     )ss.
COUNTY  OF  SUFFOLK     )
     On this 19th day of July 2002 before me, a Notary Public in and for the foregoing jurisdiction, personally appeared Wayne E. Engle, known to me the Vice President of AFG Leasing VI Incorporated (the "Corporation"), who acknowledged to me that he executed the foregoing Bill of Sale, Assignment, Acceptance and Assumption Agreement in said capacity and on behalf of the Corporation as General Partner, that his execution was duly authorized and approved by the Corporation, and that it was the free act and deed of the Corporation.

     __________________________________
     Notary  Public
     My  Commission  Expires:______________


THE  COMMONWEALTH  OF  MASSACHUSETTS  )
     )ss.
COUNTY  OF  SUFFOLK     )
     On this 19th day of July 2002 before me, a Notary Public in and for the foregoing jurisdiction, personally appeared Wayne E. Engle, known to me the Vice President of AFG Aircraft Management Corporation (the "Corporation"), who acknowledged to me that he executed the foregoing Bill of Sale, Assignment, Acceptance and Assumption Agreement in said capacity and on behalf of the Corporation as General Partner, that his execution was duly authorized and approved by the Corporation, and that it was the free act and deed of the Corporation.
     __________________________________
     Notary  Public
     My  Commission  Expires:______________

                                    EXHIBIT A

                               TRANSFERRED ASSETS
                               ------------------

       Described by Category of Asset and on an Assignor by Assignor Basis
       -------------------------------------------------------------------


I.     ACCOUNTS  RECEIVABLE:

(see  the  accounts  receivable  schedule  attached  hereto)

II.     BENEFICIAL  INTERESTS:

     A. Beneficial Interests in a trust, relating to, inter alia, a McDonnell Douglas MD-82 aircraft bearing MSN 49151, pursuant to a Trust
Agreement dated as of September 12, 2001, as amended, by and among Investor Asset Holding Corp., as Owner Trustee and the following Assignors as Owner Participants in the percentages set forth below:

American  Income  Fund  I-C:     11.872%
---------------------------
American  Income  Fund  I-D:     14.391%
---------------------------
American  Income  Fund  I-E:     9.714%
---------------------------
Airfund  International:          49.17%
----------------------
Airfund  II  International:     14.853%
--------------------------

     B. Beneficial Interests in a trust, relating to, inter alia, a Boeing 737-2H4 aircraft bearing serial number 21722, pursuant to a Trust Agreement dated as of December 30, 1991, as amended, by and among Wells Fargo Bank Northwest, National Association (f/k/a First Security Bank of Utah, National Association), as Owner Trustee and the following Assignors as Owner Participants in the percentages set forth below:

American  Income  Fund  I-C:     14.35%
---------------------------
American  Income  Fund  I-D:     17.39%
---------------------------
American  Income  Fund  I-E:     11.74%
---------------------------
Airfund  International:          43.41%
----------------------
Airfund  II  International:     13.11%
--------------------------

     C. Beneficial Interests in a trust, relating to, inter alia, a Boeing 737-200A aircraft bearing MSN 21721 pursuant to a Trust Agreement dated as of December 30, 1991, as amended, by and among Wells Fargo Bank Northwest, National Association, as Owner Trustee and the following Assignors as Owner Participants in the percentages set forth below:

American  Income  Fund  I-C:     14.35%
---------------------------
American  Income  Fund  I-D:     17.39%
---------------------------
American  Income  Fund  I-E:     11.74%
---------------------------
Airfund  International:         43.41%
----------------------
Airfund  II  International:     13.11%
--------------------------

     D. Beneficial Interests in a trust, relating to certain equipment pursuant to a certain Trust Agreement dated as of December 13, 1989, as amended, by and among Wells Fargo Bank Northwest, National Association and Investors Asset Holding Corp., as Trustees and the following Assignors as Owner Participants in the percentages set forth below:

American  Income  Partners  V-A:         14.93333%
-------------------------------
American  Income  Partners  V-B:         40.00000%
-------------------------------
American  Income  Partners  V-C:          4.00000%
-------------------------------
American  Income  Fund  I-A:              7.73331%
---------------------------
Airfund  II  International:              33.33336%
--------------------------

III. LIMITED PARTNERSHIP INTERESTS IN THE HOLDERS OF SEMELE GROUP, INC. NOTES AND COMMON STOCK:

     A. Limited partnership interests in AFG Hato Arrow Limited Partnership, a Massachusetts limited partnership, held by the following Assignors in the following percentages:

American  Income  Fund  I-E:     67.00%
---------------------------

     B. Limited partnership interests in AFG Dove Arrow Limited Partnership, a Massachusetts limited partnership, held by the following Assignors in the following percentages:

American  Income  Fund  I-C:     33.85%
---------------------------
American  Income  Fund  I-D:     66.15%
---------------------------

     C. Limited partnership interests in AIP/Larkfield Limited Partnership, a Massachusetts limited partnership, held by the following Assignors in the following percentages:

American  Income  Partners  V-A:     46.4646%
-------------------------------
American  Income  Partners  V-B:     53.5354%
-------------------------------

IV.     RIGHTS  IN  LITIGATION:

     A.     The  rights  of American Income Fund I-E as a plaintiff in an action
                            ------------------------
filed in December 1998 against General Motors Corporation in the Superior Court for The Commonwealth of Massachusetts relating to a Master Lease Agreement No. 9108MIG433 and Rental Schedules B-4, B-5, B-8 and B-14.

V.     ECHELON  NOTES  AND  PLEDGE  AGREEMENT:

     A. The rights of the following Assignors in certain promissory notes dated March 8, 2000, as amended, made by Echelon Residential Holdings LLC in favor of the Assignors, as lenders, having principal amounts set forth opposite each Assignor's name, together with any accrued but unpaid interest:

American  Income  Partners  V-A:          $2,160,000
-------------------------------
American  Income  Partners  V-B:          $5,700,000
-------------------------------
American  Income  Partners  V-C:          $2,390,000
-------------------------------
American  Income  Partners  V-D:          $2,730,000
-------------------------------
American  Income  Fund  I-A:              $1,650,000
---------------------------
American  Income  Fund  I-B:              $1,310,000
---------------------------
American  Income  Fund  I-C:              $2,780,000
---------------------------
American  Income  Fund  I-D:              $3,050,000
---------------------------
American  Income  Fund  I-E:              $4,790,000
---------------------------
Airfund  International:                   $1,800,000
----------------------
Airfund  II  International:               $3,640,000
--------------------------

     B. The rights of the foregoing Assignors in that certain Pledge Agreement, dated March 8, 2000, by and among the Assignors and Holdings relating to the pledge of all of the membership interests in Echelon Residential LLC by Holdings as security for the payment of the Notes.

VI.     CONTRACT  RIGHTS,  RIGHTS  TO  PAYMENT:

     A.     All right, title and interest of American Income Partners V-A in and
                                             ----------------------------
to that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     B.     (1)     All  right,  title  and interest of American Income Partners
                                                        ------------------------
V-C in and to that certain Purchase and Sale Agreement dated as of April 1, 2002
  -
by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

          (2)     All  right,  title  and  interest  and  rights  to  payment of
American  Income  Partners  V-C  relating  to:  (a)  that certain Renewal Rental
       ------------------------
Schedule No. A-15RN3 dated as of June 1, 2002 to Master Equipment Lease Agreement No. 8607TXG245 dated as of July 15, 1986 and (b) that certain Renewal Rental Schedule No. A-16RN3 dated as of June 1, 2002 to Master Equipment Lease Agreement No. 8607TXG245 dated as of July 15, 1986.

     C.     All right, title and interest of American Income Partners V-D in and
                                             ----------------------------
to that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     D.     All  right, title and interest of American Income Fund I-A in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April l, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     E.     All  right, title and interest of American Income Fund I-B in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April l, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     F.     All  right, title and interest of American Income Fund I-C in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     G.     All  right, title and interest of American Income Fund I-D in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

     H.     All  right, title and interest of American Income Fund I-E in and to
                                              ------------------------
that certain Purchase and Sale Agreement dated as of April 1, 2002 by and between such Assignor, as Seller, and Manufacturers' Leasing Services Corp., as Purchaser relating to the sale of certain equipment.

                                    EXHIBIT D
                                    ---------


                           CERTIFICATE OF CANCELLATION
                                       OF
                               LIMITED PARTNERSHIP

                                       OF

                AMERICAN INCOME PARTNERS V-B LIMITED PARTNERSHIP


     The undersigned, American Income Partners V-B Limited Partnership (the "Partnership"), hereby certifies for purposes of Section 10 of M.G.L. Chapter 109, as follows:

1. The name of the Partnership is American Income Partners V-B Limited Partnership.

2. The date of filing of its certificate (the "Certificate") of limited partnership was September 29, 1989.

3. The reason for filing the certificate of cancellation is that the Partnership has dissolved pursuant to the terms of its limited partnership agreement and will not be henceforth pursuing the activities contemplated in its Certificate.

4. The effective date of cancellation shall be on the date of filing of this certificate.


     IN WITNESS WHEREOF, the undersigned has executed this instrument under seal as of this _____ day of August 2002.

AMERICAN  INCOME  PARTNERS  V-B  LIMITED  PARTNERSHIP
By:  AFG  Leasing  IV  Incorporated,
its  sole  General  Partner


By:  ________________________________
Name:
Title: